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                                                                   EXHIBIT 12(b)



           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)

                                                                    Nine Months Ended September 30,
                                                                    -------------------------------
Millions of Dollars Except Ratios                                        2000              1999
---------------------------------                                   --------------   --------------
Earnings:
   Net Income ...................................................   $          752   $          589
   Undistributed equity earnings ................................               44              (33)
                                                                    --------------   --------------
   Total ........................................................              796              556
                                                                    --------------   --------------
Income Taxes ....................................................              429              321
                                                                    --------------   --------------
Fixed Charges:
   Interest expense including amortization of debt discount .....              444              469
   Portion of rentals representing an interest factor ...........              127              138
                                                                    --------------   --------------
   Total fixed charges ..........................................              571              607
                                                                    --------------   --------------
Earnings Available for Fixed Charges ............................   $        1,796   $        1,484
                                                                    --------------   --------------
Ratio of earnings to fixed charges (Note 6) .....................              3.1              2.4
                                                                    --------------   --------------